EXHIBIT 3.28

Document procession fee		Colorado Secretary of State
If document is filed on paper		Date and Time: 09/26/2006 07:24 AM
If document if filed electronically	$125.00	Id Number: 20061391445
Fee & forms/cover sheets are subject to change.	$ 25.00
To file electronically, access instructions for this form/cover sheet and other information or print copies of filed documents, visit www.sos.state.co.us and select Business Center.		Document number: 20061391445
Paper documents must be typewritten or machine printed.

Articles of Incorporation
 filed pursuant to §7-90-301, et seq. and §7-102-102 of the Colorado Revised Statutes (C.R.S.)

1. Entity name:	ARG Services, Inc.

(The name of a corporation must contain the term or abbreviation “corporation”, “incorporated”, “company”, “limited”, “corp.”, “inc.”, “co.” or “ltd”; If the corporation is a professional corporation, it must contain the term or abbreviation “professional corporation”, “p.c.”, or “pc” §7-90-601, C.R.S.)

2. Use of Restricted Words (if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box):	☐ “bank” or “trust” or any derivative thereof ☐ “credit union” ☐ “savings and loan” ☐ “insurance”, “casualty”, “mutual”, or “surety”

3. Principal office street address:	1155 Perimeter Center West

(street and number)
Suite 1200

	Atlanta		GA		30338

	(city)		(State)		(Postal/Zip Code)
United States

	(Province – if applicable)		(Country – if not US)

4. Principal office mailing address:
(if different from above)
(Street name and number or Post Office Box information)

	(city)		(State)		(Postal/Zip Code)

	(Province – if applicable)		(Country – if not US)

5. Registered agent: (if an individual)

	(Last)	(First)		(Middle)	(Suffix)

OR (if a business organization)	Corporation Service Company

6. The person appointed as registered agent in the document has consented to being so appointed.

7. Registered agent street address:	1560 Broadway

(Street name and number)
Suite 2090

	Denver		CO		80202

	(city)		(State)		(Postal/Zip Code)

8. Registered agent mailing address:
(LEAVE BLANK if same as above)
(Street name and number or Post Office Box information)

	(city)		(State)		(Postal/Zip Code)

	(Province – if applicable)		(Country – if not US)

9. If the corporation’s period of duration is less than perpetual, state the date on which the period of duration expires:

(mm/dd/yyy)

10. (OPTIONAL) Delayed effective date

(mm/dd/yyy)

11. Name(s) and address(es) of incorporator(s): (if an individual)
	(Last)	(First)		(Middle)	(Suffix)

OR (if a business organization)	Arby’s Restaurant Group, Inc.

1155 Perimeter Center West

(street and number)
Suite 1200

	Atlanta		GA		30338

	(city)		(State)		(Postal/Zip Code)
United States

	(Province – if applicable)		(Country – if not US)

(if an individual)

	(Last)	(First)		(Middle)	(Suffix)

OR (if a business organization)

(Street name and number or Post Office Box information)

	(city)		(State)		(Postal/Zip Code)
United States

	(Province – if applicable)		(Country – if not US)

(if an individual)

	(Last)	(First)		(Middle)	(Suffix)

OR (if a business organization)

(Street name and number or Post Office Box information)

	(city)		(State)		(Postal/Zip Code)
United States

	(Province – if applicable)		(Country – if not US)

(If there are more than three incorporators, mark this box ⁭ and include an attachment stating the true names and mailing addresses of all additional incorporators.)

12. The corporation is authorized to issue	1,000	shares of common stock.

(number)

(Additional classes of capital stock may be authorized and additional information regarding the corporation’s stock may be stated, mark this box ☒ and include an attachment stating pertinent information.)

13. Additional information may be included pursuant to §7-102-102, C.R.S. and other organic statutes such as title 12, C.R.S. If applicable, mark this box ⁭ and include an attachment stating the additional information.

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Park, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

14. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:
	Okeson	Nils		H

	(Last)	(First)		(Middle)	(Suffix)

1155 Perimeter Center West

(street name and numbre or Post Office Box information)
Suite 1200

	Atlanta		GA	30338

	(city)		(State)	(Postal/Zip Code)
United States

	(Province – if applicable)		(Country – if not US)

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ⁭ and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.

ARG SERVICES, INC.

Attachment to Articles of Incorporation

12. The common stock shall have a par value of One Dollar ($1.00) each.